Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Capital Corporation, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Kathryn A. Cassidy, Jeffrey S. Bornstein, Christoph A. Pereira and Peter J. Cooke, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Corporation’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or anyone of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 7th day of June, 2012.

/s/ Michael A. Neal Michael A. Neal Chief Executive Officer and President and Director (Principal Executive Officer)	/s/ Jeffrey R. Immelt Jeffrey R. Immelt Director

/s/ Jeffrey Bornstein Jeffrey Bornstein Chief Financial Officer and Director (Principal Financial Officer)	/s/ John Krenicki, Jr. John Krenicki, Jr. Director

/s/ Jamie S. Miller Jamie S. Miller Senior Vice President and Controller (Principal Accounting Officer)	/s/ Puneet Mahajan Puneet Mahajan Director

/s/ Mark W. Begor Mark W. Begor Director	/s/ J. Keith Morgan J. Keith Morgan Director

/s/William H. Cary William H. Cary Director	/s/ David Nason David Nason Director

/s/ Kathryn A. Cassidy Kathryn A. Cassidy Director	/s/ John M. Samuels John M. Samuels Director

/s/ Richard D’Avino Richard D’Avino Director	/s/ Keith S. Sherin Keith S. Sherin Director

/s/ Pamela Daley Pamela Daley Director	/s/ Ryan A. Zanin Ryan A. Zanin Director

/s/ Brackett B. Denniston III Brackett B. Denniston III Director

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